Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER GAS SERVICES LP
        777 West Rosedale Street
Fort Worth, TX  76104
www.kgslp.com

Quicksilver Gas Services Announces Third-Quarter 2007 Results

FORT WORTH, TEXAS, (November 6, 2007)– Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the third quarter of 2007 of 2.1 million ($1.6 million attributable to the limited partner’s interest from the initial public offering at August 10, 2007 through September 30, 2007 or $.07 per limited partner unit – diluted), an increase of $2.0 million versus the prior-year period.  Adjusted earnings before interest, income taxes, depreciation, amortization and accretion ("EBITDA"), a non-GAAP measure, was $6.1 million for the third quarter of 2007, more than a four-fold increase as compared with $1.2 million in the third quarter of 2006.

Third-Quarter 2007 Highlights

•	Completed initial public offering on August 10, 2007
•	Doubled adjusted gross margin as a percent of revenue to 58% versus the prior-year quarter
•	Increased throughput 140% versus the prior-year quarter
•	Connected 54 new wells to the gathering system
•	Installed approximately 30 miles of gathering infrastructure

“The significant increase in both operating and financial results achieved during our first quarter as a public entity indicates that our growth plan is on track,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “The utilization rate of our newest processing plant at the Cowtown facility increased to more than 87 percent at the end of the quarter, resulting in continued improvement in our adjusted gross margins.  Refurbishment of the initial plant is nearly complete, which will support further growth in distributable cash flow as we meet the needs of our customers’ growing production volumes.”

On October 17, 2007 the company announced that the board of directors of its general partner declared a cash distribution for the 2007 third quarter of $.1675 per unit, which represents a pro rata portion of a $.30 quarterly distribution from the date of closing its initial public offering on August 10, 2007.  This distribution will be paid November 14, 2007 on all units to holders of record as of the close of business on October 31, 2007.

Separately, Quicksilver Gas Services has signed a contract with Exterran Energy Solutions, L.P. to construct an additional natural gas processing plant, with capacity of approximately 125 million cubic feet (MMcf) per day, to serve producers in the Fort Worth Basin of north Texas.  The new plant, which is expected to be on line during the

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first quarter of 2009, will bring the company’s total processing capacity to approximately 325 MMcf per day.

“Our customers’ rapidly increasing production of liquids-rich natural gas from this world-class basin dictates the need to continue expansion of our processing capacity,” added Darden.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 1:00 p.m. eastern time today to discuss the operating and financial results.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 21213090, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 4:00 p.m. eastern time today and will remain available for 30 days.  The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 21213090.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and Adjusted Gross Margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and

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results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in the Parent and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the effects of existing and future laws and governmental regulations; and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 07-05

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED BALANCE SHEETS
In thousands – Unaudited

	September 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$18,099	$2,797
Trade accounts receivable	925	67
Other current assets	553	147
Total current assets	19,577	3,011

Property, plant and equipment – net	227,825	130,791

Other assets	959	821
Total assets	$248,361	$134,623

LIABILITIES, REDEEMABLE PARTNERS’ CAPITAL AND PARTNERS’ CAPITAL
Current liabilities
Current portion of long-term debt	$825	$–
Accounts payable to parent	10,179	–
Accrued additions to property, plant and equipment	7,180	6,608
Accounts payable and other	2,332	1,294
Total current liabilities	20,516	7,902

Repurchase obligations to parent	64,458	−
Long-term debt	49,800	–
Asset retirement obligations	1,893	503
Deferred income tax liabilities	151	135
Commitments and contingent liabilities	−	−
Redeemable partners’ capital	–	7,431

Partners’ Capital
Common unitholders (12,263,625 units issued and outstanding
at September 30, 2007)	110,740	–
Subordinated unitholders (11,513,625 units issued and
outstanding at September 30, 2007)	771	–
General partner (469,944 units issued and outstanding
at September 30, 2007)	32	–
Net parent equity	–	118,652
Total partners’ capital	111,543	118,652
Total liabilities, redeemable partners’ capital and partners’ capital	$248,361	$134,623

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands except per unit data – Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Gathering and transportation revenue - parent	$4,102	$1,948	$9,612	$4,663
Gathering and transportation revenue	500	–	838	–
Gas processing revenue - parent	4,892	2,125	11,109	5,327
Gas processing revenue	521	–	912	–
Other revenue - parent	267	−	300	−
Total revenues	10,282	4,073	22,771	9,990
Expenses:
Operations and maintenance - parent	3,072	2,409	8,063	5,691
General and administrative - parent	1,217	489	2,353	833
Depreciation and amortization	2,188	1,032	5,307	2,119
Total expenses	6,477	3,930	15,723	8,643

Operating income	3,805	143	7,048	1,347

Other income	114	−	149	−
Interest expense	1,728	−	1,939	−

Income before income taxes	2,191	143	5,258	1,347
Income tax provision	92	−	189	−
Net income	$2,099	$143	$5,069	$1,347

Allocation of net income for the three and nine month periods ended September 30, 2007:
Net income attributable to the period from beginning of period to August 9, 2007	$474		$3,444
Net income attributable to the period from August 10, 2007 to September 30, 2007	1,625		1,625
Net income	$2,099		$5,069

General partner interest in net income for the period from August 10, 2007 to September 30, 2007	$32		$32
Limited partners’ interest in net income for the period from August 10, 2007 to September 30, 2007	$1,593		$1,593

Basic net income per limited partner unit	$0.07		$0.07

Diluted net income per limited partner unit	$0.07		$0.07

Basic average number of limited partners’ units outstanding	23,777		23,777
Diluted average number of limited partners’ units outstanding	23,787		23,787

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands – Unaudited

	For the Nine Months Ended
	September 30,
	2007	2006
Operating activities:
Net income	$5,069		$1,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,253		2,104
Accretion of asset retirement obligations	54		15
Amortization of debt issuance costs	33		−
Equity-based compensation	45		−
Deferred income tax expense	16		−
Non-cash interest expense on repurchase obligations	1,228		−
Non-cash interest expense on note payable to parent	625		−
Changes in assets and liabilities:
Accounts receivable	(858)		−
Other current assets	(229)		−
Accounts payable to parent	(1,095)		−
Accounts payable and other	1,038		707
Net cash provided by operating activities	11,179		4,173

Investing activities:
Additions to property, plant and equipment	(55,184)		(53,818)
Net cash used in investing activities	(55,184)		(53,818)

Financing activities:
Proceeds from sale of assets to parent	29,508		−
Debt issuance costs paid	(715)		−
Proceeds from initial public offering	112,298		−
Costs incurred in connection with initial public offering	(190)		−
Distribution of initial public offering proceeds to partners	(119,806)		−
Contributions by parent	38,045		45,139
Contributions by redeemable partners	167		4,506
Net cash provided by financing activities	59,307		49,645

Net increase in cash and cash equivalents	15,302		−

Cash and cash equivalents at beginning of period	2,797		−

Cash and cash equivalents at end of period	$18,099	$	−

Non-cash transactions:
Changes in working capital related to the acquisition of property, plant and equipment	$(12,045)		$(7,582)
Prepaid insurance paid by parent	$(176)		$–
Debt issuance costs paid by parent	$(277)		$–
Cost in connection with the initial public offering paid by parent	$(2,465)		$–
Distribution of subordinated note payable to parent	$50,000		$–
Repurchase obligations to parent:
Acquisition of property, plant and equipment by parent	$(33,722)	$	−

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QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN AND EBITDA
In thousands – Unaudited

	Three months ended September 30,
	2007	2006
	(in thousands)
Total revenues	$10,282	$4,073
Operations and maintenance expense	3,072	2,409
General and administrative expense	1,217	489

Adjusted gross margin	5,993	1,175

Other income	114	–

EBITDA	6,107	1,175
Depreciation and amortization expense	2,188	1,032
Interest expense	1,728	–
Income tax provision	92	–

Net income	$2,099	$143

Operating Data:
Daily throughput (MMcf)	98.2	40.9
Total throughput (Mcf)	9,031,571	3,762,661

	Nine months ended September 30,
	2007	2006
	(in thousands)
Total revenues	$22,771	$9,990
Operations and maintenance expense	8,063	5,691
General and administrative expense	2,353	833

Adjusted gross margin	12,355	3,466

Other income	149	–

EBITDA	12,504	3,466
Depreciation and amortization expense	5,307	2,119
Interest expense	1,939	–
Income tax provision	189	–

Net income	$5,069	$1,347

Operating Data:
Daily throughput (MMcf)	73.3	33.2
Total throughput (Mcf)	20,014,673	9,054,755

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